As filed with the Securities and Exchange Commission on August 12, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Broadridge Financial Solutions, Inc.
(Exact name of registrant as specified in its charter)
Delaware	33-1151291
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5 Dakota Drive
Lake Success, NY 11042
(516) 472-5400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Keir D. Gumbs, Esq.
Chief Legal Officer
Broadridge Financial Solutions, Inc.
5 Dakota Drive
Lake Success, NY 11042
(516) 472-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Kimberly C. Petillo-Décossard, Esq.
Ross E. Sturman, Esq.
Cahill Gordon & Reindel LLP
32 Old Slip
New York, NY 10005
(212) 701-3000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Broadridge Financial Solutions, Inc.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
This prospectus contains a general description of certain material terms of the debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, and stock purchase units which we may offer for sale from time to time. These securities may be offered in one or more different series, each of which will have terms and conditions distinct from the terms and conditions of each other series of securities offered pursuant to this prospectus. The specific terms and conditions of the securities to be offered from time to time, to the extent they are not described in this prospectus or are different than those described in this prospectus, will be contained in one or more supplements to this prospectus, which will be provided when we make an offering of such securities. A supplement may also contain other important information concerning Broadridge Financial Solutions, Inc., the securities being offered or the offering, including certain U.S. federal income tax consequences and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the securities being offered by means of that supplement and this prospectus. A supplement may also supplement, change or update information contained in this prospectus, and we may supplement, change or update any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.
In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.
The securities will be issued by Broadridge Financial Solutions, Inc.
The common stock of Broadridge Financial Solutions, Inc. is listed on the New York Stock Exchange under the trading symbol “BR.” Unless we state otherwise in a prospectus supplement, we will not list any of the securities described in this prospectus on any securities exchange. Investing in our securities involves risks. See the “Risk Factors” on page 3 and the risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.
This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 12, 2022.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “Broadridge,” “our company,” “we,” “us” and “our” are to Broadridge Financial Solutions, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Our principal executive offices are located at 5 Dakota Drive Lake Success, NY 11042, and our telephone number is (516) 472-5400.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell debt securities, common stock, preferred stock, depository shares, warrants, stock purchase contracts, and stock purchase units, from time to time in one or more series in one or more offerings. No limit exists on the aggregate amount of the securities we may sell pursuant to the registration statement. The securities sold may be denominated in U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of such securities. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus may be modified or superseded by any statement made by us in a prospectus supplement, and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.”
You should read both this prospectus and any prospectus supplement together with additional information described under the captions “Where You Can Find More Information” and “Incorporation By Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Broadridge, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Broadridge since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the securities being offered by means of that supplement and this prospectus.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”
Our common stock is listed on the New York Stock Exchange under the symbol “BR.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in this prospectus by reference may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include:
•	changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•
Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;

•	a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•
the potential impact and effects of the Covid-19 pandemic (“Covid-19”) on the business of Broadridge, Broadridge’s results of operations and financial performance, any measures Broadridge has and may take in response to Covid-19 and any expectations Broadridge may have with respect thereto;

•	declines in participation and activity in the securities markets;
•	the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•	a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•	overall market, economic and geopolitical conditions and their impact on the securities markets;
•	the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•	Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•	competitive conditions;
•	Broadridge’s ability to attract and retain key personnel; and
•	the impact of new acquisitions and divestitures.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 which was filed with the SEC on August 12, 2022 (the “2022 Annual Report”) and in the other documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.
We caution you that the foregoing list of factors is not exhaustive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus and the 2022 Annual Report. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY
Broadridge, a Delaware corporation and a part of the S&P 500® Index (“S&P”), is a global financial technology leader providing investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers, public companies, investors and mutual funds. With over 50 years of experience, including over 10 years as an independent public company, we provide integrated solutions and an important infrastructure that powers the financial services industry. Our solutions enable better financial lives by powering investing, governance and communications and help reduce the need for our clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities.
We operate our business in two reportable segments: Investor Communication Solutions and Global Technology and Operations.
The Company was incorporated under the laws of the State of Delaware on April 2, 2007.
Our principal executive offices are located at 5 Dakota Drive Lake Success, NY 11042, and our telephone number is (516) 472-5400.
RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file, and all other information contained or incorporated by reference into this prospectus and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Special Note About Forward-Looking Statements.”
USE OF PROCEEDS
Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, payment of dividends, share repurchases, acquisitions and the refinancing of existing debt. We may use funds that are not immediately needed for general corporate purposes to temporarily invest in short-term marketable securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder.

DESCRIPTION OF DEBT SECURITIES
References to “Broadridge” in this section of this prospectus are, unless the context otherwise indicates, only to Broadridge Financial Solutions, Inc. and not to any of its subsidiaries.
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The debt securities will be direct obligations of Broadridge and, if senior, will rank equally and ratably in right of payment with other indebtedness of Broadridge that is not subordinated. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture, dated as of May 29, 2007 between us and U.S. Bank National Association, as trustee, a copy of which has been filed with the registration statement of which this prospectus is a part.
The discussion of the material provisions of the indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the indenture, which provisions of the indenture (including defined terms) are incorporated in this description of debt securities by reference.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series and such particular terms may be in addition to, or different than, the general terms and provisions described herein, in each case, as set forth in the applicable prospectus supplement or prospectus supplements.
Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.
General
We will set forth in a prospectus supplement, to the extent required, the following terms of the series of debt securities in respect of which the prospectus supplement is delivered:
•	the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued,
•	the title of the series of the debt securities,
•	any limit on the aggregate principal amount of the debt securities,
•	any applicable subordination provisions for any subordinated debt securities,
•	the issue date,
•
whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities,

•	the date or dates on which we will make principal payments,
•	the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates,
•	the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any record date for the interest payable on any interest payment date,
•	the place or places where principal of and any premium and interest on the debt securities of the series will be payable,

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions,
•	any optional or mandatory redemption provisions and any change of control provisions,
•	any events of default in addition to those provided in the indenture,
•	any other specific terms, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required or advisable under applicable laws or regulations, and
•	any covenants relating to us with respect to the debt securities of a particular series if not set forth in the indenture.
The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities. The debt securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement, the trustee initially will be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.
Unless otherwise indicated in the applicable prospectus supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.
Certain Covenants
Unless otherwise indicated in the applicable prospectus supplement, the indenture governing the terms of the debt securities will contain the following principal covenants:
Limitation on Liens
Broadridge will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Broadridge, any Significant Subsidiary or any other person without securing the debt securities of each series equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:
•	liens existing on the date of the creation of the debt securities of such series;
•
liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

•
liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•
liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Broadridge’s board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•	liens on property incurred in permitted sale and leaseback transactions;
•	liens in favor of only Broadridge or one or more subsidiaries granted by Broadridge or a subsidiary to secure any obligations owed to Broadridge or a subsidiary of Broadridge;
•
liens on assets of any subsidiary of Broadridge registered as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act of 1934 (herein referred to as the “Exchange Act”) created or otherwise arising in the ordinary course of such subsidiary’s business;

•	liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Broadridge or any Significant Subsidiary in the ordinary course of business;
•	liens in favor of the trustee granted in accordance with the indenture; and
•
liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed the greater of (i) 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien and (ii) $50 million.

Limitation on Sale and Leaseback Transactions
Broadridge will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Broadridge or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Broadridge or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Broadridge or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding debt securities of any series) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).
In addition, permitted sale and leaseback transactions not subject to the limitation above include:
•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;
•	leases between only Broadridge and a subsidiary of Broadridge or only between subsidiaries of Broadridge;
•
leases where the proceeds are at least equal to the fair market value (as determined by Broadridge’s board of directors) of the property and Broadridge applies within 180 days after the sale of an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to the retirement of long-term secured indebtedness; and

•
leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Limitation on Consolidation, Merger and Sale of Assets
Broadridge may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:
•
either (1) Broadridge is the surviving or continuing corporation or (2) the successor entity, if other than Broadridge, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Broadridge’s obligations under the debt securities of all series and the indenture;

•
immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Broadridge would become subject to any lien which would not be permitted by the asset lien restriction described above without equally and ratably securing the debt securities of each series, Broadridge or such successor person, as the case may be, will take the steps as are necessary to secure effectively the debt securities of such series equally and ratably with, or prior to, all indebtedness secured by those liens as described above.
In connection with any transaction that is covered by this covenant, Broadridge must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture and that all conditions precedent therein provided for relating to such transaction have been satisfied.
In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Broadridge under the indenture and, subject to the terms of the indenture, Broadridge will be released from the obligation to pay principal and interest on the debt securities and all obligations under the indenture.
Events of Default
Each of the following is an “event of default” under the indenture with respect to the debt securities of any series:
(1)	a failure to pay principal of or premium, if any, on the debt securities of such series when due at its stated maturity date, upon optional redemption or otherwise;
(2)	a default in the payment of interest on the debt securities of such series when due, continued for 30 days;
(3)	certain events of bankruptcy, insolvency or reorganization involving Broadridge;
(4)	a default in the performance, or breach, of Broadridge’s obligations under the “—Limitation on Consolidation, Merger and Sale of Assets” covenant described above;
(5)
a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (4) immediately above) for 60 days after a Notice of Default (as defined below) is given to Broadridge; and

(6)
(a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Broadridge (other than indebtedness of Broadridge owing to any of its subsidiaries) outstanding in an amount in excess of $75 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Broadridge (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $75 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.

No event of default with respect to a single series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities.
A default under clause (5) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series notify Broadridge of the default and Broadridge does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
Broadridge shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Broadridge is taking or proposes to take with respect thereto.
If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Broadridge) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice to Broadridge in writing (and to the trustee, if given by the holders of the debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding debt securities of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Broadridge shall occur, such amount with respect to all the outstanding debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding debt securities of such series. Unless otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding debt securities of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding debt securities of such series, have been cured or waived as provided in the indenture.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(a)	such holder has previously given to the trustee written notice of a continuing event of default,
(b)
the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request to the trustee to institute proceedings in respect of such event of default and offered reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and

(c)
the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt securities for enforcement of payment of the principal of, and premium, if any, or interest on, such debt securities on or after the respective due dates expressed in such debt securities.
The indenture requires Broadridge to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Broadridge is required to deliver to the trustee a statement specifying such default or event of default.
Definitions
The indenture contains the following defined terms:
“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Broadridge and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Broadridge in accordance with GAAP contained in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Broadridge) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“incur” means issue, assume, guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Broadridge or any direct or indirect subsidiaries of Broadridge, as to which the obligee with respect to such indebtedness or obligation has no recourse to Broadridge or any direct or indirect subsidiary of Broadridge or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.
“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and Waiver
Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series). Broadridge and the trustee may, without the consent of any holders, change the indenture for any of the following purposes:
•	to evidence the succession of another person to Broadridge and the assumption by any such successor of the covenants of Broadridge under the indenture and the debt securities;
•	to add to the covenants of Broadridge for the benefit of holders of the debt securities or to surrender any right or power conferred upon Broadridge;
•	to add any additional events of default for the benefit of holders of the debt securities;
•
to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities;
•	to add or appoint a successor or separate trustee;
•	to cure any ambiguity, defect or inconsistency;
•
to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the interests of the holders of such debt securities are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the debt securities of such series;
•
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939, as amended;

•	to conform the indenture to this Description of Debt Securities; and
•	to reflect the issuance of additional debt securities of a particular series as permitted by the indenture.
Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;
•	reduce the rate of or extend the time of payment for interest on any debt securities;
•	reduce the principal amount or extend the stated maturity of any debt securities;
•	reduce the redemption price of any note or add redemption provisions to the debt securities;
•	make any debt securities payable in money other than that stated in the indenture or the debt securities;
•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or
•	make any change in the ranking or priority of any debt securities that would adversely affect the holder of such debt securities.
The holders of at least a majority in principal amount of the outstanding debt securities may waive compliance by Broadridge with certain restrictive provisions of the indenture with respect to the debt securities. The holders of at least a majority in principal amount of the outstanding debt securities may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security.
Defeasance
Broadridge at any time may terminate all its obligations with respect to the debt securities of any series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of such series. Broadridge at any time may also terminate its obligations with respect to the debt securities of any series under the covenants described under “—Certain Covenants-Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Leaseback Transactions,” and under clause (5) under “—Events of Default” which termination is referred to in this prospectus as “covenant defeasance.” Broadridge may exercise its legal defeasance option with respect to any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities.
If Broadridge exercises its legal defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If Broadridge exercises its covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clauses (5) and (6) under “—Events of Default.”

The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:
(a)
Broadridge irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the debt securities being defeased to maturity,

(b)
no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit,

(c)	in the case of the legal defeasance option, Broadridge delivers to the trustee an opinion of counsel stating that:
(1)	Broadridge has received from the Internal Revenue Service a ruling, or
(2)
since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred,

(d)
in the case of the covenant defeasance option, Broadridge delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(e)
Broadridge delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of any series have been complied with as required by the indenture.

Discharge
When (i) Broadridge delivers to the trustee all outstanding debt securities of any series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Broadridge irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case Broadridge pays all other sums related to the debt securities of such series payable under the indenture by Broadridge, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on demand of Broadridge accompanied by an officer’s certificate and an opinion of counsel of Broadridge.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
General
The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certification of incorporation (the “Certification of Incorporation”), our by-laws, as amended (the “By-Laws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain the Certification of Incorporation and the By-Laws, see “Where You Can Find More Information.”
Common Stock
Shares Outstanding. The Company is authorized to issue up to 650 million shares of common stock, par value $.01 per share (the “Common Stock”).
Dividends. Subject to prior dividend rights of the holders of any shares of preferred stock of the Company (“Preferred Stock”), holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Company’s Board of Directors (the “Board”) out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.
Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of Common Stock do not have cumulative voting rights. This means a holder of a single share of Common Stock cannot cast more than one vote for each position to be filled on the Board. It also means the holders of a majority of the shares of Common Stock entitled to vote in the election of directors can elect all directors standing for election and the holders of the remaining shares will not be able to elect any directors.
Other Rights. In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any shares of Preferred Stock, holders of shares of Common Stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of Common Stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of Common Stock are not currently entitled to pre-emptive rights.
Fully Paid. The issued and outstanding shares of Common Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Common Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of Common Stock that the Company may issue in the future will also be fully paid and non-assessable.
As of August 5, 2022, there were 117.3 million shares of common stock issued and outstanding.
The prospectus supplement relating to any common stock being offered will include specific terms relating to the offering.
Preferred Stock
Under the Certification of Incorporation, we are authorized to issue up to 25 million shares of preferred stock, having a par value of $.01 per share. The preferred stock may be issued in one or more series, and the Board is expressly authorized to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. As of August 5, 2022, there were no shares of preferred stock issued and outstanding.
The prospectus supplement relating to any preferred stock being offered with include specific terms related to the offering.

Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law
Some provisions of Delaware law, the Certification of Incorporation and By-laws could make the following more difficult:
•	acquisition of the Company by means of a tender offer,
•	acquisition of the Company by means of a proxy contest or otherwise, or
•	removal of the Company’s incumbent officers and directors.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection give it the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.
Size of Board and Vacancies
The By-laws provide that the Board will have one or more members, which number will be determined by resolution of the Board. Directors are elected at each annual meeting of stockholders by the vote of majority shares present. Any director may be removed at any time, with or without cause, upon the affirmative vote of holders of a majority of the outstanding shares of Common Stock. Newly created directorships resulting from any increase in the Company’s authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, removal from office or other cause may be filled by the majority vote of the Company’s remaining directors in office, or by the sole remaining director, or by a majority vote of the Company’s stockholders at a special meeting called for that purpose. If at such special meeting no person nominated to fill the vacancy receives a majority of such votes, then such vacancy will be filled by the majority of remaining directors in office.
Elimination of Stockholder Action by Written Consent
The Certification of Incorporation eliminates the right of the Company’s stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of the Company’s stockholders.
Stockholder Meetings
Under the By-laws, only the Company’s chairman, chief executive officer, the Board and the Secretary may call special meetings of the Company’s stockholders. Stockholders who in the aggregate beneficially own at least 20% of the voting power of all outstanding shares of Common Stock may call a special meeting of the Company’s stockholders through the Secretary upon proper written request to the Secretary.
Requirements for Advance Notification of Stockholder Nominations and Proposals
The By-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of the Board or a committee of the Board.
Delaware Anti-takeover Law
The Company is subject to Section 203 of the DGCL (“Section 203”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.

No Cumulative Voting
Neither the Certification of Incorporation nor By-laws provide for cumulative voting in the election of directors.
Undesignated Preferred Stock
The authorization of the Company’s undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.
Transfer Agent and Registrar
Our transfer agent and registrar is Broadridge Issuer Solutions.
New York Stock Exchange Listing
The Common Stock is listed on the New York Stock Exchange under the ticker symbol “BR.”
DESCRIPTION OF OTHER SECURITIES
We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, purchase contracts or purchase units that may be offered pursuant to this prospectus.
SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities described in this prospectus from time to time in one or more transactions:
•	to purchasers directly;
•	to underwriters for public offering and sale by them;
•	through agents;
•	through dealers; or
•	through a combination of any of the foregoing methods of sale.
We and any selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we or any selling securityholder are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us or any selling securityholder from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf or on behalf of any selling securityholder.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.
The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.
If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Cahill Gordon & Reindel LLP, New York, New York, will pass upon legal matters relating to the validity of the securities offered in this prospectus for us.
EXPERTS
The financial statements of Broadridge Financial Solutions, Inc. incorporated by reference in this Prospectus, and the effectiveness of Broadridge Financial Solutions, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.
We are subject to the informational requirements of the Exchange Act. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above.
We maintain an Internet site at http://www.broadridge.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference in this prospectus (except for any information included in such documents under Item 2.02 and Item 7.01 pursuant to Regulation FD, which shall not be deemed “filed” for any purpose):
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (filed on August 12, 2022); and
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 from our Definitive Proxy Statement on Schedule 14A to be filed with the SEC on or about September 27, 2022.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the registration statement of which this prospectus is a part ceases to be effective shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.broadridge.com) is not incorporated into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address: Broadridge Financial Solutions, Inc., 5 Dakota Drive, Lake Success, NY 11042, Attention: Investor Relations (telephone: 516-472-5400).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting fees and commissions (which will be described in the applicable prospectus supplement). Each item listed is estimated. All of these expenses are being borne by Broadridge.
SEC Registration Fee	*
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Printing and Engraving Expenses	**
Trustee Fees and Expenses	**
Miscellaneous Fees and Expenses	**
Total	**
*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit. Our Certificate of Incorporation contains such a provision.
Broadridge’s Certificate of Incorporation and amended and restated By-laws provide that it will indemnify each director and officer against all claims and expenses resulting from the fact that such person was a director or officer of Broadridge or, while a director or officer of Broadridge, is or was serving at the request of Broadridge as a director, officer, employee or agent of another entity. A claimant is eligible for indemnification in accordance with, and to the fullest extent permitted by, applicable law.
Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. Broadridge has obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.
In connection with any underwritten offering of securities under this registration statement, Broadridge expects that the terms of the underwriting agreement for such offering will provide that the underwriters are obligated, under certain circumstances, to indemnify Broadridge’s directors, officers and controlling persons, as applicable, against certain liabilities, including liabilities under the Securities Act.

ITEM 16.	EXHIBITS.
Exhibit No.	Description
1.1*	Form of underwriting agreement
3.1	Certificate of Incorporation of Broadridge Financial Solutions, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 2, 2007)
3.2	Amended and Restated By-laws of Broadridge Financial Solutions, Inc. amended as of August 6, 2019 (incorporated by reference to Exhibit 3.2 to Form 8-K filed on August 6, 2019)
4.1	Indenture dated as of May 29, 2007 by and between Broadridge and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on May 30, 2007)
4.2
Third Supplemental Indenture dated June 27, 2016 by and among Broadridge Financial Solutions, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Form 8-K filed on June 27, 2016)

4.3	Form of Broadridge Financial Solutions, Inc. 3.400% Senior Note due 2026 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on June 27, 2016)
4.4
Fourth Supplemental Indenture dated as of December 9, 2019, by and between Broadridge Financial Solutions, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of Form 8-K filed on December 9, 2019)

4.5
Form of Broadridge Financial Solutions, Inc. 2.900% Senior Note due 2029 (incorporated by reference to Exhibit 4.3 to Form 8-K filed on December 9, 2019, and is included in Exhibit 4.2 to Form 8-K filed on December 9, 2019)

4.6
Fifth Supplemental Indenture dated as of May 17, 2021, by and between Broadridge Financial Solutions, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of Form 8-K filed on May 17, 2021)

4.7
Form of Broadridge Financial Solutions, Inc. 2.600% Senior Note due 2031 (incorporated by reference to Exhibit 4.3 to Form 8-K filed on May 17, 2021, and is included in Exhibit 4.2 to Form 8-K filed on May 17, 2021)

4.8*	Form of Supplemental Indenture by and between Broadridge and U.S. Bank National Association, as Trustee
4.9	Form of debt security (contained in Exhibit 4.8)
4.11*	Form of Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock
4.12*	Form of Warrant Agreement
4.13*	Form of Purchase Contract Agreement
4.14*	Form of Purchase Unit Agreement
4.15*	Form of Depositary Agreement
5.1	Opinion of Cahill Gordon & Reindel LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Cahill Gordon & Reindel LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages hereto)

Exhibit No.	Description
25.1	Statement of eligibility and qualification on Form T-1 of U.S. Bank National Association with respect to Broadridge
107.1	Filing Fee Table
*	To be filed by post-effective amendment or an exhibit to a Form 8-K or other filing made by the undersigned registrant in connection with any offering of securities registered hereby.
ITEM 17.	UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)
Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of a undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Broadridge Financial Solutions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York on August 12, 2022.
BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ TIMOTHY C. GOKEY
	Name:	Timothy C. Gokey
	Title:	Chief Executive Officer
SIGNATURES AND POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy C. Gokey and Edmund L. Reese, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the following capacities and on the date indicated.
Signatures	Title	Date

/s/ TIMOTHY C. GOKEY	Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2022
Timothy C. Gokey

/s/ EDMUND L. REESE	Corporate Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2022
Edmund L. Reese

/s/ RICHARD J. DALY	Executive Chairman of the Board of Directors	August 12, 2022
Richard J. Daly

/s/ LESLIE A. BRUN	Lead Independent Director	August 12, 2022
Leslie A. Brun

/s/ PAMELA L. CARTER	Director	August 12, 2022
Pamela L. Carter

/s/ ROBERT N. DUELKS	Director	August 12, 2022
Robert N. Duelks

Signatures	Title	Date

/s/ MELVIN L. FLOWERS	Director	August 12, 2022
Melvin L. Flowers

/s/ BRETT A. KELLER	Director	August 12, 2022
Brett A. Keller

/s/ MAURA A. MARKUS	Director	August 12, 2022
Maura A. Markus

/s/ ANNETTE L. NAZARETH	Director	August 12, 2022
Annette L. Nazareth

/s/ THOMAS J. PERNA	Director	August 12, 2022
Thomas J. Perna

/s/ AMIT K. ZAVERY	Director	August 12, 2022
Amit K. Zavery